Exhibit 99.1

    NASDAQ: WASH
Contact: Elizabeth B. Eckel
SVP, Chief Marketing & Corporate Communications Officer
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: January 26, 2022
FOR IMMEDIATE RELEASE

Washington Trust Reports Fourth Quarter and Full-Year 2021 Earnings

WESTERLY, R.I., January 26, 2022 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced fourth quarter 2021 net income of $20.2 million, or $1.15 per diluted share, compared to net income of $18.8 million, or $1.07 per diluted share, for the third quarter of 2021. Net income for the year ended December 31, 2021 totaled $76.9 million, or $4.39 per diluted share, compared to $69.8 million, or $4.00 per diluted share, reported for the prior year.

“Washington Trust reported strong fourth quarter and full-year 2021 results,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer. “We achieved record wealth management revenues, originated an all-time high volume of residential mortgages, reached a record level of in-market deposits and maintained healthy commercial loan activity. Solid business line performances and a strong balance sheet have positioned us well as we enter 2022.”

Selected financial highlights for the fourth quarter and full-year 2021 include:
•Returns on average equity and average assets for the fourth quarter were 14.34% and 1.36%, respectively, compared to 13.37% and 1.26%, respectively, for the preceding quarter. Full-year returns on average equity and average assets for 2021 were 14.03% and 1.32%, respectively, compared to 13.51% and 1.22%, respectively, for the prior year.
•A negative provision for credit losses (or a benefit) of $2.8 million was recognized in earnings in the fourth quarter of 2021, compared to no provision for credit losses in the preceding quarter. For the full-year 2021, a negative provision for credit losses (or a benefit) of $4.8 million was recognized in earnings, compared to a positive provision for credit losses (or a charge) of $12.3 million in 2020.
•Wealth management assets under administration ("AUA") amounted to an all-time high $7.8 billion at December 31, 2021. Fourth quarter and full-year wealth management revenues reached record highs of $10.5 million and $41.3 million, respectively.
•Residential real estate loan originations totaled $363 million in the fourth quarter, bringing the full-year residential loan origination total to an all-time high of $1.69 billion.
•Total loans excluding Paycheck Protection Program ("PPP") loans amounted to $4.2 billion, up by $26 million, or 1%, from the end of the preceding quarter and up by $256 million, or 6%, from a year ago.
•In-market deposits (total deposits less out-of-market wholesale brokered deposits) amounted to a record $4.5 billion at December 31, 2021, up by $162 million, or 4%, from the end of the preceding quarter, and up by $678 million, or 18%, from a year ago.

Washington Trust
January 26, 2022
Net Interest Income
Net interest income was $37.7 million for the fourth quarter of 2021, up by $1.7 million, or 5%, from the third quarter of 2021. The net interest margin was 2.71% for the fourth quarter, up by 13 basis points from the preceding quarter. Both net interest income and the net interest margin benefited from commercial loan prepayment fee income, as well as accelerated net deferred fee amortization associated with PPP loans that were forgiven by the Small Business Administration. Commercial loan prepayment fee income amounted to $2.2 million, or 16 basis points, in the fourth quarter of 2021. There was no commercial loan prepayment fee income in the preceding quarter. In the fourth quarter of 2021, accelerated net deferred fee amortization on PPP loans amounted to $1.2 million, or 9 basis points, compared to $2.0 million, or 13 basis points, in the preceding quarter. Excluding the impact of these items for both periods, the net interest margin was 2.46% in the fourth quarter of 2021, up from 2.45% in the preceding quarter. Linked quarter changes included:
•Average interest-earning assets decreased by $8 million, largely reflecting a decline in average loan balances, partially offset by increases in average investment securities and cash and due from banks balances. The yield on interest-earning assets for the fourth quarter was 2.97%, up by 12 basis points from the preceding quarter. Excluding the impact of commercial loan prepayment fee income and accelerated net deferred fee amortization on PPP loans for both periods, the yield on interest-earning assets was essentially unchanged.
•Average interest-bearing liabilities decreased by $54 million, due to a decrease of $257 million in average wholesale funding balances, partially offset by an increase of $203 million in average in-market deposits. The cost of interest-bearing liabilities for the fourth quarter of 2021 was 0.34%, down by 1 basis point from the preceding quarter.

Noninterest Income
Noninterest income totaled $20.3 million for the fourth quarter of 2021, down by $213 thousand, or 1%, from the third quarter of 2021. Linked quarter changes included:
•Wealth management revenues amounted to $10.5 million in the fourth quarter of 2021, up by $49 thousand, or 0.5%, on a linked quarter basis. This included an increase in asset-based revenues of $193 thousand, or 2%, and a decrease in transaction-based revenues of $144 thousand, or 62%, from the preceding quarter. The linked quarter decline in transaction-based revenues was concentrated in annuity commission fee income.
Wealth management AUA amounted to $7.8 billion at December 31, 2021, up by $341 million from September 30, 2021. The increase reflected net investment appreciation of $359 million, partially offset by net client asset outflows of $18 million in the fourth quarter of 2021. The average balance of AUA for the fourth quarter of 2021 increased by approximately $86 million, or 1%, from the average balance for the preceding quarter.
•Mortgage banking revenues totaled $4.3 million for the fourth quarter of 2021, down by $2.0 million, or 32%, from the third quarter of 2021, largely due to changes in fair value of mortgage loan commitments. Realized gains on sales of loans decreased by a $55 thousand, or 1%, as a lower sales yield on loans sold to the secondary market was essentially offset by a higher sales volume. Mortgage loans sold to the secondary market amounted to $197 million in the fourth quarter of 2021, up by $23 million, or 13%, from the preceding quarter.
•Loan related derivative income was $2.0 million in the fourth quarter of 2021, up by $1.2 million from the preceding quarter, reflecting a higher volume of commercial borrower interest rate swap transactions.
•Income from bank-owned life insurance totaled $1.1 million in the fourth quarter of 2021, up by $526 thousand, or

Washington Trust
January 26, 2022
85%, from the preceding quarter. The fourth quarter included the recognition of $526 thousand in non-taxable income associated with the receipt of life insurance proceeds.

Noninterest Expense
Noninterest expense totaled $35.2 million for the fourth quarter of 2021, up by $2.7 million, or 8%, from the third quarter of 2021. Included in noninterest expense for the fourth quarter of 2021 was debt prepayment penalty expense of $2.7 million, resulting from the payoff of higher-yielding FHLB advances. There was no debt prepayment penalty expense recognized in the third quarter of 2021. Excluding the impact of debt prepayment penalty expense, noninterest expense was essentially unchanged from the prior quarter.

Salaries and employee benefits expense, the largest component of noninterest expense, amounted to $21.5 million for the fourth quarter of 2021, down by $638 thousand, or 3%, from the preceding quarter, largely reflecting adjustments to performance-based compensation accruals. The decrease in salaries and employee benefits expense was essentially offset by an increase of $291 thousand in outsourced services expense, due to a higher volume of commercial borrower loan related derivative transactions, as well as modest increases across a variety of other expense categories.

Income Tax
Income tax expense totaled $5.5 million for the fourth quarter of 2021, up by $143 thousand from the preceding quarter, largely due to a higher level of pre-tax income. The effective tax rate for the fourth quarter of 2021 was 21.3%, compared to 22.1% in the preceding quarter. Based on current federal and applicable state income statutes, the Corporation currently expects its full-year 2022 effective tax rate to be approximately 21.5%.

Investment Securities
The securities portfolio totaled $1.0 billion at December 31, 2021, down by $3 million, from September 30, 2021, reflecting routine pay-downs on mortgage-backed securities and calls of debt securities, partially offset by purchases of U.S. government agency and U.S. government-sponsored debt securities, including mortgage-backed securities. Purchases of debt securities in the fourth quarter 2021 totaled $80 million, with a weighted average yield of 1.78%. Securities represented 18% of total assets at December 31, 2021, compared to 17% of total assets at September 30, 2021.

Loans
Total loans amounted to $4.3 billion at December 31, 2021, down by $13 million, from the end of the preceding quarter. Linked quarter changes included:
•Commercial loans decreased by $64 million, or 3%, from September 30, 2021, which included a net reduction in PPP loans of $39 million. Excluding PPP loans, commercial loans decreased by $25 million, or 1%, from September 30, 2021, reflecting payoffs and pay-downs of approximately $195 million, partially offset by commercial loan originations and advances of approximately $170 million.
•Residential real estate loans increased by $55 million, or 3%, from September 30, 2021. In the fourth quarter of 2021, residential real estate loans originated for portfolio amounted to $174 million.
•The consumer loan portfolio decreased by $4 million, or 2%, from the balance at September 30, 2021.

Washington Trust
January 26, 2022

Deposits and Borrowings
At December 31, 2021, in-market deposits, which exclude wholesale brokered time deposits, amounted to $4.5 billion, up by $162 million, or 4%, from the end of the preceding quarter, reflecting growth across all deposit categories. Wholesale brokered time deposits amounted to $515 million, down by $240 million, or 32%, from September 30, 2021. Total deposits amounted to $5.0 billion at December 31, 2021, down by $78 million, or 2%, from the end of the preceding quarter.

FHLB advances totaled $145 million at December 31, 2021, down by $78 million from September 30, 2021. In the fourth quarter of 2021, higher-yielding FHLB advances of approximately $45 million were prepaid.

Asset Quality
Total nonaccrual loans amounted to $14.2 million, or 0.33% of total loans, at December 31, 2021, compared to $11.0 million, or 0.26% of total loans, at September 30, 2021.

Total past due loans amounted to $10.4 million, or 0.24% of total loans, at December 31, 2021, compared to $9.5 million, or 0.22% of total loans, at September 30, 2021.

As of December 31, 2021, active loan payment deferral modifications, or "deferments", in response to the COVID-19 pandemic remain on one commercial real estate relationship with two loans totaling $9.7 million, or 0.2% of the outstanding balance of total loans excluding PPP loan balances. This is down from active deferments on five loans totaling $38.0 million, or 1% of the outstanding balance of total loans excluding PPP loan balances, as of September 30, 2021.

Total troubled debt restructured loans ("TDR") amounted to $19.1 million as of December 31, 2021, up by $9.4 million from September 30, 2021, due to the restructuring of one commercial real estate relationship with two loans that did not qualify for additional TDR accounting relief.

The allowance for credit losses ("ACL") on loans amounted to $39.1 million, or 0.91% of total loans, at December 31, 2021, compared to $41.7 million, or 0.97% of total loans, at September 30, 2021. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, amounted to $2.2 million at December 31, 2021, compared to $2.3 million at September 30, 2021.

In the fourth quarter of 2021, there was a negative $2.8 million provision for credit losses (or a benefit) recognized in earnings. There was no provision for credit losses recognized in the preceding quarter. The reduction in the provision for credit losses and the related ACL reflected a continued downward trend in loan loss rates, as well as improvements in forecasted economic conditions and relatively stable asset quality metrics. In the fourth quarter of 2021, net recoveries of $27 thousand were recognized, compared to net charge-offs of $168 thousand in the preceding quarter. Full-year 2021 net charge-offs were $417 thousand, compared to $1.1 million in the prior year.

Washington Trust
January 26, 2022
Capital and Dividends
Total shareholders' equity was $564.8 million at December 31, 2021, up by $9.5 million from September 30, 2021. This increase included net income of $20.2 million, partially offset by $9.4 million in dividend declarations, as well as a decrease of $1.9 million in the accumulated other comprehensive income component of shareholders' equity. The decrease in the accumulated other comprehensive income component of shareholders' equity included a temporary decrease in the fair value of available for sale securities, partially offset by a $4.5 million increase associated with the annual remeasurement of pension liabilities. The increase to shareholders' equity associated with the annual remeasurement of pension liabilities was largely due to an increase in the discount rate used to measure the present value of pension plan liabilities, resulting from a rise in market interest rates in 2021.

Capital levels at December 31, 2021 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 14.01% at December 31, 2021, compared to 13.83% at September 30, 2021.

Book value per share was $32.59 at December 31, 2021, compared to $32.06 at September 30, 2021.

The Board of Directors declared a quarterly dividend of 54 cents per share for the quarter ended December 31, 2021, representing an increase of 2 cents per share from the preceding quarter. The dividend was paid on January 7, 2022 to shareholders of record on January 3, 2022. Full-year 2021 dividends totaled $2.10 per share, an increase of 5 cents per share from full-year 2020 dividends of $2.05 per share.

Conference Call
Washington Trust will host a conference call to discuss its fourth quarter results, business highlights and outlook on Thursday, January 27, 2022 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-844-200-6205. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-866-813-9403 and entering the Replay PIN Number 665774; the audio replay will be available through February 26, 2022. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's website, http://ir.washtrust.com, and will be available through March 31, 2022.

Washington Trust
January 26, 2022
Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at http://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: ongoing disruptions due to the COVID-19 pandemic and measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; changes in consumer behavior due to changing political, business and economic conditions, including concerns about inflation, or legislative or regulatory initiatives; the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments; volatility in national and international financial markets; interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits; reductions in the market value or outflows of wealth management assets under administration; decreases in the value of securities and other assets; changes in loan demand and collectability; increases in defaults and charge-off rates; changes related to the discontinuation and replacement of LIBOR; changes in the size and nature of our competition; changes in legislation or regulation and accounting principles, policies and guidelines; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; reputational risk relating to our participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Assets:
Cash and due from banks	$175,259	$297,039	$127,743	$166,960	$194,143
Short-term investments	3,234	3,349	4,463	3,783	8,125
Mortgage loans held for sale, at fair value	40,196	48,705	31,492	77,450	61,614
Available for sale debt securities, at fair value	1,042,859	1,045,833	1,052,577	948,094	894,571
Federal Home Loan Bank stock, at cost	13,031	15,094	22,757	24,772	30,285
Loans:
Total loans	4,272,925	4,286,404	4,299,800	4,194,666	4,195,990
Less: allowance for credit losses on loans	39,088	41,711	41,879	42,137	44,106
Net loans	4,233,837	4,244,693	4,257,921	4,152,529	4,151,884
Premises and equipment, net	28,908	28,488	29,031	28,953	28,870
Operating lease right-of-use assets	26,692	27,518	28,329	28,761	29,521
Investment in bank-owned life insurance	92,592	92,974	92,355	84,749	84,193
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,414	5,631	5,853	6,079	6,305
Other assets	125,196	129,410	135,550	133,350	159,749
Total assets	$5,851,127	$6,002,643	$5,851,980	$5,719,389	$5,713,169
Liabilities:
Deposits:
Noninterest-bearing deposits	$945,229	$950,974	$901,801	$932,999	$832,287
Interest-bearing deposits	4,034,822	4,107,168	3,823,858	3,616,143	3,546,066
Total deposits	4,980,051	5,058,142	4,725,659	4,549,142	4,378,353
Federal Home Loan Bank advances	145,000	222,592	408,592	466,912	593,859
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	29,010	29,810	30,558	30,974	31,717
Other liabilities	109,577	114,100	116,634	116,081	152,364
Total liabilities	5,286,319	5,447,325	5,304,124	5,185,790	5,178,974
Shareholders’ Equity:
Common stock	1,085	1,085	1,085	1,085	1,085
Paid-in capital	126,511	126,265	125,442	124,882	125,610
Retained earnings	458,310	447,566	437,927	429,598	418,246
Accumulated other comprehensive (loss) income	(19,981)	(18,128)	(15,128)	(20,006)	(7,391)
Treasury stock, at cost	(1,117)	(1,470)	(1,470)	(1,960)	(3,355)
Total shareholders’ equity	564,808	555,318	547,856	533,599	534,195
Total liabilities and shareholders’ equity	$5,851,127	$6,002,643	$5,851,980	$5,719,389	$5,713,169

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Interest income:
Interest and fees on loans	$36,882	$35,691	$34,820	$34,159	$34,487	$141,552	$145,425
Interest on mortgage loans held for sale	387	298	405	441	569	1,531	1,762
Taxable interest on debt securities	3,929	3,683	3,441	3,242	3,869	14,295	20,050
Dividends on Federal Home Loan Bank stock	98	95	110	133	414	436	2,240
Other interest income	60	56	32	33	35	181	459
Total interest and dividend income	41,356	39,823	38,808	38,008	39,374	157,995	169,936
Interest expense:
Deposits	2,977	2,789	2,961	3,663	4,632	12,390	25,812
Federal Home Loan Bank advances	547	872	1,001	1,380	2,305	3,800	15,806
Junior subordinated debentures	92	92	92	94	122	370	641
Other interest expense	—	—	—	—	72	—	233
Total interest expense	3,616	3,753	4,054	5,137	7,131	16,560	42,492
Net interest income	37,740	36,070	34,754	32,871	32,243	141,435	127,444
Provision for credit losses	(2,822)	—	—	(2,000)	1,781	(4,822)	12,342
Net interest income after provision for credit losses	40,562	36,070	34,754	34,871	30,462	146,257	115,102
Noninterest income:
Wealth management revenues	10,504	10,455	10,428	9,895	9,206	41,282	35,454
Mortgage banking revenues	4,332	6,373	5,994	11,927	14,077	28,626	47,377
Card interchange fees	1,282	1,265	1,316	1,133	1,148	4,996	4,287
Service charges on deposit accounts	766	673	635	609	767	2,683	2,742
Loan related derivative income	1,972	728	1,175	467	173	4,342	3,991
Income from bank-owned life insurance	1,144	618	607	556	569	2,925	2,491
Other income	307	408	438	1,387	1,787	2,540	3,100
Total noninterest income	20,307	20,520	20,593	25,974	27,727	87,394	99,442
Noninterest expense:
Salaries and employee benefits	21,524	22,162	22,082	21,527	22,075	87,295	82,899
Outsourced services	3,585	3,294	3,217	3,200	2,950	13,296	11,894
Net occupancy	2,145	2,134	2,042	2,128	2,083	8,449	8,023
Equipment	959	977	975	994	1,025	3,905	3,831
Legal, audit and professional fees	817	767	678	597	1,014	2,859	3,747
FDIC deposit insurance costs	391	482	374	345	330	1,592	1,818
Advertising and promotion	502	559	560	222	640	1,843	1,469
Amortization of intangibles	216	223	225	226	226	890	914
Debt prepayment penalties	2,700	—	895	3,335	1,413	6,930	1,413
Other expenses	2,380	1,922	1,964	2,139	2,353	8,405	9,376
Total noninterest expense	35,219	32,520	33,012	34,713	34,109	135,464	125,384
Income before income taxes	25,650	24,070	22,335	26,132	24,080	98,187	89,160
Income tax expense	5,462	5,319	4,875	5,661	5,514	21,317	19,331
Net income	$20,188	$18,751	$17,460	$20,471	$18,566	$76,870	$69,829

Net income available to common shareholders	$20,128	$18,697	$17,408	$20,415	$18,524	$76,648	$69,678

Weighted average common shares outstanding:
Basic	17,328	17,320	17,314	17,275	17,264	17,310	17,282
Diluted	17,469	17,444	17,436	17,431	17,360	17,455	17,402
Earnings per common share:
Basic	$1.16	$1.08	$1.01	$1.18	$1.07	$4.43	$4.03
Diluted	$1.15	$1.07	$1.00	$1.17	$1.07	$4.39	$4.00

Cash dividends declared per share	$0.54	$0.52	$0.52	$0.52	$0.52	$2.10	$2.05

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Share and Equity Related Data:
Book value per share	$32.59	$32.06	$31.63	$30.83	$30.94
Tangible book value per share - Non-GAAP (1)	$28.59	$28.05	$27.60	$26.79	$26.87
Market value per share	$56.37	$52.98	$51.35	$51.63	$44.80
Shares issued at end of period	17,363	17,363	17,363	17,363	17,363
Shares outstanding at end of period	17,331	17,320	17,320	17,306	17,265

Capital Ratios (2):
Tier 1 risk-based capital	13.24%	13.01%	12.82%	12.99%	12.61%
Total risk-based capital	14.01%	13.83%	13.65%	13.85%	13.51%
Tier 1 leverage ratio	9.36%	9.12%	9.07%	9.11%	8.95%
Common equity tier 1	12.71%	12.47%	12.28%	12.43%	12.06%

Balance Sheet Ratios:
Equity to assets	9.65%	9.25%	9.36%	9.33%	9.35%
Tangible equity to tangible assets - Non-GAAP (1)	8.57%	8.19%	8.27%	8.21%	8.22%
Loans to deposits (3)	85.8%	84.9%	90.8%	93.0%	96.2%

						For the Twelve Months Ended
	For the Three Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Performance Ratios (4):
Net interest margin (5)	2.71%	2.58%	2.55%	2.51%	2.39%	2.59%	2.40%
Return on average assets (net income divided by average assets)	1.36%	1.26%	1.20%	1.45%	1.28%	1.32%	1.22%
Return on average tangible assets - Non-GAAP (1)	1.38%	1.27%	1.22%	1.47%	1.30%	1.33%	1.24%
Return on average equity (net income available for common shareholders divided by average equity)	14.34%	13.37%	12.92%	15.55%	13.96%	14.03%	13.51%
Return on average tangible equity - Non-GAAP (1)	16.39%	15.29%	14.84%	17.91%	16.10%	16.09%	15.66%
Efficiency ratio (6)	60.7%	57.5%	59.6%	59.0%	56.9%	59.2%	55.3%

(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for December 31, 2021 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$10,417	$10,224	$9,991	$9,583	$9,066	$40,215	$34,363
Transaction-based revenues	87	231	437	312	140	1,067	1,091
Total wealth management revenues	$10,504	$10,455	$10,428	$9,895	$9,206	$41,282	$35,454

Assets Under Administration (AUA):
Balance at beginning of period	$7,443,396	$7,441,519	$7,049,226	$6,866,737	$6,395,652	$6,866,737	$6,235,801
Net investment appreciation (depreciation) & income	358,796	(4,830)	368,383	208,953	540,189	931,302	774,265
Net client asset inflows (outflows)	(17,981)	6,707	23,910	(26,464)	(69,104)	(13,828)	(143,329)
Balance at end of period	$7,784,211	$7,443,396	$7,441,519	$7,049,226	$6,866,737	$7,784,211	$6,866,737

Percentage of AUA that are managed assets	92%	91%	92%	91%	91%	92%	91%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (1)	$5,695	$5,750	$8,562	$13,745	$13,394	$33,752	$42,008
Changes in fair value, net (2)	(1,594)	467	(2,543)	(1,888)	813	(5,558)	5,998
Loan servicing fee income, net (3)	231	156	(25)	70	(130)	432	(629)
Total mortgage banking revenues	$4,332	$6,373	$5,994	$11,927	$14,077	$28,626	$47,377

Residential Mortgage Loan Originations:
Originations for retention in portfolio (4)	$174,438	$205,293	$244,821	$131,791	$134,002	$756,343	$502,120
Originations for sale to secondary market (5)	188,735	190,702	244,562	309,325	312,226	933,324	1,171,906
Total mortgage loan originations	$363,173	$395,995	$489,383	$441,116	$446,228	$1,689,667	$1,674,026

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$21,180	$108,445	$235,280	$226,645	$240,104	$591,550	$849,467
Sold with servicing rights released (5)	175,818	65,416	55,278	65,374	78,072	361,886	290,294
Total mortgage loans sold	$196,998	$173,861	$290,558	$292,019	$318,176	$953,436	$1,139,761

(1)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(2)Represents fair value changes on mortgage loans held for sale and forward loan commitments.
(3)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(4)Includes the full commitment amount of homeowner construction loans.
(5)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Loans:
Commercial real estate (1)	$1,639,062	$1,661,785	$1,669,624	$1,618,540	$1,633,024
Commercial & industrial	641,555	682,774	764,509	840,585	817,408
Total commercial	2,280,617	2,344,559	2,434,133	2,459,125	2,450,432

Residential real estate (2)	1,726,975	1,672,364	1,590,389	1,457,490	1,467,312

Home equity	247,697	249,874	254,802	256,799	259,185
Other	17,636	19,607	20,476	21,252	19,061
Total consumer	265,333	269,481	275,278	278,051	278,246
Total loans	$4,272,925	$4,286,404	$4,299,800	$4,194,666	$4,195,990
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	December 31, 2021			December 31, 2020
	Count	Balance	% of Total	Count	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Multi-family dwelling	127	$474,229	29%	137	$524,874	32%
Retail	121	389,487	24	136	339,569	21
Office	57	216,602	13	73	290,756	18
Hospitality	31	184,990	11	40	157,720	10
Industrial and warehouse	35	137,254	8	28	97,055	6
Healthcare	13	128,189	8	15	109,321	7
Commercial mixed use	20	38,978	2	22	42,405	2
Other	36	69,333	5	38	71,324	4
Commercial real estate loans	440	$1,639,062	100%	489	$1,633,024	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	101	$174,376	27%	253	$200,217	24%
Owner occupied and other real estate	185	72,957	11	268	74,309	9
Manufacturing	65	55,341	9	146	88,802	11
Educational services	28	52,211	8	53	64,969	8
Retail	79	47,290	7	192	63,895	8
Transportation and warehousing	31	35,064	5	42	24,061	3
Entertainment and recreation	37	32,087	5	91	29,415	4
Finance and insurance	59	31,279	5	106	26,244	3
Accommodation and food services	114	28,320	4	271	47,020	6
Information	14	25,045	4	32	28,394	3
Professional, scientific and technical	69	8,912	1	265	39,295	5
Public administration	16	5,441	1	26	23,319	3
Other	281	73,232	13	772	107,468	13
Commercial & industrial loans	1,079	$641,555	100%	2,517	$817,408	100%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL LOAN PORTFOLIO INFORMATION
(Unaudited; Dollars in thousands)

	December 31, 2021			December 31, 2020
	Count	Balance	% of Total	Count	Balance	% of Total
PPP Loans By Industry:
Accommodation and food services	69	$13,687	36%	209	$23,678	12%
Healthcare and social assistance	36	6,926	18	173	47,354	24
Professional, scientific and technical	34	2,464	6	220	20,031	10
Information	6	2,034	5	20	2,478	1
Retail	22	1,698	4	134	12,107	6
Entertainment and recreation	12	1,693	4	61	3,386	2
Manufacturing	11	1,274	3	89	23,321	12
Owner occupied and other real estate	20	709	2	115	9,241	5
Educational services	8	312	1	32	9,681	5
Finance and insurance	6	299	1	55	2,000	1
Transportation and warehousing	9	138	—	21	2,059	1
Public administration	1	21	—	4	483	—
Other	113	6,764	20	573	43,961	21
Total PPP loans (included in the commercial & industrial loan portfolio)	347	$38,019	100%	1,706	$199,780	100%

Average PPP loan size		$110			$117
Net unamortized fees on PPP loans		$1,267			$3,893

	December 31, 2021			September 30, 2021
	Count	Balance	% of Outstanding Balance, excl PPP loans (1)	Count	Balance	% of Outstanding Balance, excl PPP loans (1)
Active Loan Deferments by Portfolio:
Commercial real estate deferments	2	$9,720	1%	5	$37,955	2%
Commercial & industrial deferments	—	—	—	—	—	—
Total commercial deferments	2	9,720	1	5	37,955	2

Residential real estate deferments	—	—	—	—	—	—

Total consumer deferments	—	—	—	—	—	—
Total active loan deferments	2	$9,720	—%	5	$37,955	1%
(1)Percent of respective outstanding portfolio segment balance excluding balance of PPP loans.

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	December 31, 2021		December 31, 2020
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$643,182	39%	$649,919	40%
Massachusetts	464,018	28	468,947	29
Rhode Island	408,496	25	431,133	26
Subtotal	1,515,696	92	1,549,999	95
All other states	123,366	8	83,025	5
Total commercial real estate loans	$1,639,062	100%	$1,633,024	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$1,207,789	70%	$994,800	68%
Rhode Island	365,831	21	331,713	23
Connecticut	132,430	8	122,102	8
Subtotal	1,706,050	99	1,448,615	99
All other states	20,925	1	18,697	1
Total residential real estate loans	$1,726,975	100%	$1,467,312	100%

	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Deposits:
Noninterest-bearing demand deposits	$945,229	$950,974	$901,801	$932,999	$832,287
Interest-bearing demand deposits	251,032	238,317	174,165	171,571	174,290
NOW accounts	867,138	817,937	774,693	745,376	698,706
Money market accounts	1,072,864	1,046,324	941,511	950,413	910,167
Savings accounts	555,177	540,306	524,155	511,759	466,507
Time deposits (in-market)	773,383	709,288	677,061	701,524	704,855
In-market deposits	4,464,823	4,303,146	3,993,386	4,013,642	3,786,812
Wholesale brokered time deposits	515,228	754,996	732,273	535,500	591,541
Total deposits	$4,980,051	$5,058,142	$4,725,659	$4,549,142	$4,378,353

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Asset Quality Ratios:
Nonperforming assets to total assets	0.24%	0.18%	0.18%	0.23%	0.23%
Nonaccrual loans to total loans	0.33%	0.26%	0.24%	0.31%	0.31%
Total past due loans to total loans	0.24%	0.22%	0.20%	0.26%	0.30%
Allowance for credit losses on loans to nonaccrual loans	275.21%	380.02%	399.57%	324.56%	334.21%
Allowance for credit losses on loans to total loans	0.91%	0.97%	0.97%	1.00%	1.05%

Nonperforming Assets:
Commercial real estate	$—	$—	$—	$—	$—
Commercial & industrial	—	—	539	—	—
Total commercial	—	—	539	—	—
Residential real estate	13,576	10,321	8,926	11,748	11,981
Home equity	627	655	1,016	1,147	1,128
Other consumer	—	—	—	88	88
Total consumer	627	655	1,016	1,235	1,216
Total nonaccrual loans	14,203	10,976	10,481	12,983	13,197
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$14,203	$10,976	$10,481	$12,983	$13,197

Past Due Loans (30 days or more past due):
Commercial real estate	$—	$—	$—	$—	$265
Commercial & industrial	3	2	540	1	3
Total commercial	3	2	540	1	268
Residential real estate	9,622	8,698	6,656	9,661	10,339
Home equity	765	824	1,231	1,131	1,667
Other consumer	21	24	28	119	118
Total consumer	786	848	1,259	1,250	1,785
Total past due loans	$10,411	$9,548	$8,455	$10,912	$12,392

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$9,359	$6,930	$5,773	$8,356	$8,521

Troubled Debt Restructurings:
Accruing TDRs	$16,328	$7,979	$8,541	$12,358	$13,340
Nonaccrual TDRs	2,819	1,732	2,278	1,935	2,345
Total TDRs	$19,147	$9,711	$10,819	$14,293	$15,685

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Nonaccrual Loan Activity:
Balance at beginning of period	$10,976	$10,481	$12,983	$13,197	$14,740	$13,197	$17,408
Additions to nonaccrual status	3,959	2,583	537	734	707	7,813	3,644
Loans returned to accruing status	(339)	—	(874)	(3)	(1,112)	(1,216)	(3,282)
Loans charged-off	(31)	(249)	(317)	(64)	(246)	(661)	(1,317)
Loans transferred to other real estate owned	—	—	—	—	(285)	—	(313)
Payments, payoffs and other changes	(362)	(1,839)	(1,848)	(881)	(607)	(4,930)	(2,943)
Balance at end of period	$14,203	$10,976	$10,481	$12,983	$13,197	$14,203	$13,197

Allowance for Credit Losses on Loans:
Balance at beginning of period	$41,711	$41,879	$42,137	$44,106	$42,645	$44,106	$27,014
Adoption of CECL accounting standard (Topic 326)	—	—	—	—	—	—	6,501
Provision for credit losses on loans (1)	(2,650)	—	—	(1,951)	1,579	(4,601)	11,736
Charge-offs	(33)	(249)	(317)	(64)	(245)	(663)	(1,317)
Recoveries	60	81	59	46	127	246	172
Balance at end of period	$39,088	$41,711	$41,879	$42,137	$44,106	$39,088	$44,106

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$2,333	$2,333	$2,333	$2,382	$2,180	$2,382	$293
Adoption of CECL accounting standard (Topic 326)	—	—	—	—	—	—	1,483
Provision for credit losses on unfunded commitments (1)	(172)	—	—	(49)	202	(221)	606
Balance at end of period (2)	$2,161	$2,333	$2,333	$2,333	$2,382	$2,161	$2,382
(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Net Loan Charge-Offs (Recoveries):
Commercial real estate	$—	$—	$—	$—	$133	$—	$305
Commercial & industrial	(35)	(2)	302	1	(12)	266	562
Total commercial	(35)	(2)	302	1	121	266	867
Residential real estate	(4)	52	(47)	17	(20)	18	79
Home equity	(12)	110	(4)	(2)	9	92	172
Other consumer	24	8	7	2	8	41	27
Total consumer	12	118	3	—	17	133	199
Total	($27)	$168	$258	$18	$118	$417	$1,145

Net charge-offs to average loans (annualized)	—%	0.02%	0.02%	—%	0.01%	0.01%	0.03%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent (“FTE”) basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and changes in fair value on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	December 31, 2021			September 30, 2021			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$190,291	$60	0.13%	$179,574	$56	0.12%	$10,717	$4	0.01%
Mortgage loans held for sale	50,425	387	3.04	41,261	298	2.87	9,164	89	0.17
Taxable debt securities	1,060,045	3,929	1.47	1,045,997	3,683	1.40	14,048	246	0.07
FHLB stock	12,986	98	2.99	18,909	95	1.99	(5,923)	3	1.00
Commercial real estate	1,657,669	14,281	3.42	1,648,972	12,209	2.94	8,697	2,072	0.48
Commercial & industrial	630,805	6,960	4.38	736,073	7,886	4.25	(105,268)	(926)	0.13
Total commercial	2,288,474	21,241	3.68	2,385,045	20,095	3.34	(96,571)	1,146	0.34
Residential real estate	1,689,949	13,636	3.20	1,623,913	13,511	3.30	66,036	125	(0.10)
Home equity	249,336	1,992	3.17	252,938	2,043	3.20	(3,602)	(51)	(0.03)
Other	18,171	224	4.89	19,822	247	4.94	(1,651)	(23)	(0.05)
Total consumer	267,507	2,216	3.29	272,760	2,290	3.33	(5,253)	(74)	(0.04)
Total loans	4,245,930	37,093	3.47	4,281,718	35,896	3.33	(35,788)	1,197	0.14
Total interest-earning assets	5,559,677	41,567	2.97	5,567,459	40,028	2.85	(7,782)	1,539	0.12
Noninterest-earning assets	324,904			351,678			(26,774)
Total assets	$5,884,581			$5,919,137			($34,556)
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$238,390	$63	0.10%	$206,237	$51	0.10%	$32,153	$12	—%
NOW accounts	819,590	142	0.07	782,963	129	0.07	36,627	13	—
Money market accounts	1,059,846	561	0.21	1,014,204	586	0.23	45,642	(25)	(0.02)
Savings accounts	544,981	70	0.05	530,956	70	0.05	14,025	—	—
Time deposits (in-market)	746,887	1,927	1.02	672,012	1,695	1.00	74,875	232	0.02
Total interest-bearing in-market deposits	3,409,694	2,763	0.32	3,206,372	2,531	0.31	203,322	232	0.01
Wholesale brokered time deposits	611,467	214	0.14	722,233	258	0.14	(110,766)	(44)	—
Total interest-bearing deposits	4,021,161	2,977	0.29	3,928,605	2,789	0.28	92,556	188	0.01
FHLB advances	171,079	547	1.27	317,766	872	1.09	(146,687)	(325)	0.18
Junior subordinated debentures	22,681	92	1.61	22,681	92	1.61	—	—	—
PPPLF borrowings	—	—	—	—	—	—	—	—	—
Total interest-bearing liabilities	4,214,921	3,616	0.34	4,269,052	3,753	0.35	(54,131)	(137)	(0.01)
Noninterest-bearing demand deposits	981,706			952,676			29,030
Other liabilities	131,189			142,562			(11,373)
Shareholders' equity	556,765			554,847			1,918
Total liabilities and shareholders' equity	$5,884,581			$5,919,137			($34,556)
Net interest income (FTE)		$37,951			$36,275			$1,676
Interest rate spread			2.63%			2.50%			0.13%
Net interest margin			2.71%			2.58%			0.13%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Dec 31, 2021	Sep 30, 2021	Change
Commercial loans	$211	$205	$6
Total	$211	$205	$6

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Twelve Months Ended	December 31, 2021			December 31, 2020			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$167,898	$181	0.11%	$160,427	$459	0.29%	$7,471	($278)	(0.18%)
Mortgage loans for sale	52,580	1,531	2.91	54,237	1,762	3.25	(1,657)	(231)	(0.34)
Taxable debt securities	1,013,445	14,295	1.41	902,278	20,050	2.22	111,167	(5,755)	(0.81)
FHLB stock	21,422	436	2.04	45,235	2,240	4.95	(23,813)	(1,804)	(2.91)
Commercial real estate	1,643,107	49,551	3.02	1,632,460	52,231	3.20	10,647	(2,680)	(0.18)
Commercial & industrial	752,934	30,824	4.09	767,176	27,410	3.57	(14,242)	3,414	0.52
Total commercial	2,396,041	80,375	3.35	2,399,636	79,641	3.32	(3,595)	734	0.03
Residential real estate	1,571,459	52,884	3.37	1,488,343	55,866	3.75	83,116	(2,982)	(0.38)
Home equity	254,289	8,212	3.23	277,296	10,032	3.62	(23,007)	(1,820)	(0.39)
Other	19,765	966	4.89	18,929	941	4.97	836	25	(0.08)
Total consumer	274,054	9,178	3.35	296,225	10,973	3.70	(22,171)	(1,795)	(0.35)
Total loans	4,241,554	142,437	3.36	4,184,204	146,480	3.50	57,350	(4,043)	(0.14)
Total interest-earning assets	5,496,899	158,880	2.89	5,346,381	170,991	3.20	150,518	(12,111)	(0.31)
Noninterest-earning assets	341,067			358,569			(17,502)
Total assets	$5,837,966			$5,704,950			$133,016
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$202,929	$259	0.13%	$159,366	$806	0.51%	$43,563	($547)	(0.38%)
NOW accounts	765,584	491	0.06	593,105	368	0.06	172,479	123	—
Money market accounts	984,278	2,413	0.25	839,915	5,402	0.64	144,363	(2,989)	(0.39)
Savings accounts	521,143	282	0.05	415,741	265	0.06	105,402	17	(0.01)
Time deposits (in-market)	702,303	7,749	1.10	742,236	13,138	1.77	(39,933)	(5,389)	(0.67)
Total interest-bearing in-market deposits	3,176,237	11,194	0.35	2,750,363	19,979	0.73	425,874	(8,785)	(0.38)
Wholesale brokered time deposits	644,151	1,196	0.19	501,306	5,833	1.16	142,845	(4,637)	(0.97)
Total interest-bearing deposits	3,820,388	12,390	0.32	3,251,669	25,812	0.79	568,719	(13,422)	(0.47)
FHLB advances	370,881	3,800	1.02	920,704	15,806	1.72	(549,823)	(12,006)	(0.70)
Junior subordinated debentures	22,681	370	1.63	22,681	641	2.83	—	(271)	(1.20)
PPPLF borrowings	—	—	—	66,492	233	0.35	(66,492)	(233)	(0.35)
Total interest-bearing liabilities	4,213,950	16,560	0.39	4,261,546	42,492	1.00	(47,596)	(25,932)	(0.61)
Noninterest-bearing demand deposits	934,626			759,841			174,785
Other liabilities	143,197			167,861			(24,664)
Shareholders' equity	546,193			515,702			30,491
Total liabilities and shareholders' equity	$5,837,966			$5,704,950			$133,016
Net interest income (FTE)		$142,320			$128,499			$13,821
Interest rate spread			2.50%			2.20%			0.30%
Net interest margin			2.59%			2.40%			0.19%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Twelve Months Ended	Dec 31, 2021	Dec 31, 2020	Change
Commercial loans	$885	$1,055	($170)
Total	$885	$1,055	($170)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Tangible Book Value per Share:
Total shareholders' equity, as reported	$564,808	$555,318	$547,856	$533,599	$534,195
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,414	5,631	5,853	6,079	6,305
Total tangible shareholders' equity	$495,485	$485,778	$478,094	$463,611	$463,981

Shares outstanding, as reported	17,331	17,320	17,320	17,306	17,265

Book value per share - GAAP	$32.59	$32.06	$31.63	$30.83	$30.94
Tangible book value per share - Non-GAAP	$28.59	$28.05	$27.60	$26.79	$26.87

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$495,485	$485,778	$478,094	$463,611	$463,981

Total assets, as reported	$5,851,127	$6,002,643	$5,851,980	$5,719,389	$5,713,169
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,414	5,631	5,853	6,079	6,305
Total tangible assets	$5,781,804	$5,933,103	$5,782,218	$5,649,401	$5,642,955

Equity to assets - GAAP	9.65%	9.25%	9.36%	9.33%	9.35%
Tangible equity to tangible assets - Non-GAAP	8.57%	8.19%	8.27%	8.21%	8.22%

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Return on Average Tangible Assets:
Net income, as reported	$20,188	$18,751	$17,460	$20,471	$18,566	$76,870	$69,829

Total average assets, as reported	$5,884,581	$5,919,137	$5,833,425	$5,711,931	$5,768,263	$5,837,966	$5,704,950
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,526	5,739	5,963	6,189	6,414	5,852	6,755
Total average tangible assets	$5,815,146	$5,849,489	$5,763,553	$5,641,833	$5,697,940	$5,768,205	$5,634,286

Return on average assets - GAAP	1.36%	1.26%	1.20%	1.45%	1.28%	1.32%	1.22%
Return on average tangible assets - Non-GAAP	1.38%	1.27%	1.22%	1.47%	1.30%	1.33%	1.24%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$20,128	$18,697	$17,408	$20,415	$18,524	$76,648	$69,678

Total average equity, as reported	$556,765	$554,847	$540,524	$532,271	$527,969	$546,193	$515,702
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,526	5,739	5,963	6,189	6,414	5,852	6,755
Total average tangible equity	$487,330	$485,199	$470,652	$462,173	$457,646	$476,432	$445,038

Return on average equity - GAAP	14.34%	13.37%	12.92%	15.55%	13.96%	14.03%	13.51%
Return on average tangible equity - Non-GAAP	16.39%	15.29%	14.84%	17.91%	16.10%	16.09%	15.66%